Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2021 RESULTS

- Increases 2021 Annual Guidance -

NEW YORK, NY, October 27, 2021 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended September 30, 2021.

Third Quarter Highlights

•	Net earnings of $0.30 per share
•	Funds From Operations (“FFO”) of $0.48 per share
•	Adjusted Funds From Operations (“AFFO”) of $0.50 per share
•	Invested an aggregate of $61.1 million across 25 properties

“With approximately $145 million of investments completed year to date, including more than $60 million in the third quarter, we continue to grow and diversify our portfolio across geographies, tenants and retail subsectors,” stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our focus on convenience and automotive retail real estate, occupied by national and regional tenants operating multi-store platforms, continues to provide Getty with durable income streams and incremental investment opportunities. We also continue to execute on our redevelopment strategy, with rent commencing on three projects during the quarter, each of which provided attractive incremental yields. As we look ahead, we maintain a robust investment pipeline, ample access to capital, and a strong balance sheet that will continue to support our ongoing growth initiatives.”

Net Earnings

Net earnings for the three months ended September 30, 2021 were $14.0 million, or $0.30 per share, as compared to net earnings of $11.9 million, or $0.27 per share, for the same period in 2020. Net earnings for the nine months ended September 30, 2021 were $44.8 million, or $0.98 per share, as compared to net earnings of $35.6 million, or $0.83 per share, for the same period in 2020.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the three months ended September 30, 2021 was $22.0 million, or $0.48 per share, as compared to $20.8 million, or $0.48 per share, for the same period in 2020. FFO for the nine months ended September 30, 2021 was $64.0 million, or $1.41 per share, as compared to $59.3 million, or $1.39 per share, for the same period in 2020.

AFFO for the three months ended September 30, 2021 was $22.9 million, or $0.50 per share, as compared to $20.2 million, or $0.47 per share, for the same period in 2020. AFFO for the nine months ended September 30, 2021 was $66.0 million, or $1.45 per share, as compared to $58.1 million, or $1.37 per share, for the same period in 2020.

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings in the financial tables at the end of this release.

Results of Operations

Revenues from Rental Properties

For the three months ended September 30, 2021, revenues from rental properties increased 6.7%, or $2.5 million, to $39.7 million, as compared to $37.2 million for the same period in 2020, including rental income contractually due from tenants of $34.9 million, as compared to $32.0 million for the same period in 2020.

For the nine months ended September 30, 2021, revenues from rental properties increased 6.2%, or $6.7 million, to $114.9 million, as compared to $108.2 million for the same period in 2020, including rental income contractually due from tenants of $102.8 million, as compared to $95.2 million for the same period in 2020.

The growth in revenues from rental properties in both periods was primarily due to incremental revenue from properties acquired by the Company over the last twelve months, as well as contractual rent increases for certain in-place leases.

Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which are reimbursed by tenants pursuant to the terms of triple-net lease agreements, were $5.4 million and $5.3 million for the three months ended September 30, 2021 and 2020, respectively, and $13.4 million and $13.3 million for the nine months ended September 30, 2021 and 2020.

Property Costs

Property costs were $6.5 million for the three months ended September 30, 2021, as compared to $6.6 million for the same period in 2020, and $17.4 million for the nine months ended September 30, 2021, as compared to $18.0 million for the same period in 2020.

The decrease in property costs for the three month period was principally due to reductions in rent expense.  The decrease in property costs for the nine month period was principally due to reductions in rent expense, non-reimbursable real estate taxes and professional and maintenance fees related to property redevelopments, partially offset by an increase in reimbursable real estate taxes.

Environmental Expenses

Environmental expenses were $0.8 million for the three months ended September 30, 2021, as compared to less than $0.1 million for the same period in 2020, and $1.3 million for the nine months ended September 30, 2021, as compared to $1.1 million for the same period in 2020.

The change in environmental expenses for the three month period was principally due to increases in environmental legal fees and net environmental remediation costs and estimates.  The change in environmental expenses for the nine month period was principally due to increases in net environmental remediation costs and estimates, partially offset by a decrease in environmental legal and professional fees.

Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

General and Administrative Expenses

General and administrative expenses were $4.7 million for the three months ended September 30, 2021, as compared to $4.2 million for the same period in 2020, and $15.3 million for the nine months ended September 30, 2021, as compared to $12.8 million for the same period in 2020.

The change in general and administrative expenses for the three month period was principally due to increases in employee-related expenses.  The change in general and administrative expenses for the nine month period was principally due to increases in employee-related expenses and certain corporate expenses, as well non-recurring retirement costs of $0.7 million.

Impairment Charges

Impairment charges were $1.2 million for the three months ended September 30, 2021, as compared to $1.3 million for the same period in 2020, and $2.7 million for the nine months ended September 30, 2021, as compared to $2.9 million for the same period in 2020.

Impairment charges for both the three and nine months ended September 30, 2021 were primarily attributable to the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values.

Portfolio and Redevelopment Activities

Acquisitions

The Company invested an aggregate of $61.1 million across 25 properties during the quarter ended September 30, 2021, including the acquisition of fee simple interests in:

•	16 convenience stores located in the Raleigh (NC), Charleston (SC) and other metropolitan areas throughout the southeastern United States for approximately $39.6 million;
•	5 car wash properties located in the Lansing (MI), Las Vegas (NV), New Haven (CT) and San Antonio (TX) metropolitan areas for approximately $19.1 million; and
•	One tire service center located in the Chicago (IL) metropolitan area for approximately $4.6 million.

With respect to the acquired convenience stores, the Company had previously funded a construction loan for the development of one new-to-industry convenience store in the amount $3.4 million, including accrued interest, which was repaid as part of the acquisition.

In addition, the Company advanced construction loans in the amount of $1.2 million, including accrued interest, for the development of three new-to-industry convenience stores in the Charleston (SC) metropolitan area.  As of September 30, 2021, the Company had advanced aggregate construction loans in the amount of $8.9 million, including accrued interest, for the development of these properties which the Company expects to acquire via sale-leaseback transactions at the end of the construction periods.

Subsequent to quarter end, the Company acquired fee simple interests in two car wash properties located in the Burlington (VT) metropolitan area for $8.8 million.

In aggregate, the Company has invested approximately $144.5 million across 82 properties year-to-date through October 27, 2021.

Redevelopments

During the quarter ended September 30, 2021, rent commenced on three redevelopment properties, including two properties leased to 7-Eleven under long term, triple net leases in the Baltimore (MD) and Dallas (TX) metropolitan areas, and one property leased to BJ’s Wholesale Club that is adjacent to a newly constructed BJ’s location in New Hampshire.

As of September 30, 2021, the Company had five properties under active redevelopment and others in various stages of feasibility planning for potential recapture from our net lease portfolio, including three properties for which we have signed new leases or letters of intent and which will be transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of September 30, 2021, the Company had $567.5 million of outstanding indebtedness with a weighted average interest rate of 4.0% and a weighted average maturity of 6.3 years.  The Company’s indebtedness consisted of an aggregate principal amount of $525.0 million of senior unsecured notes and $42.5 million outstanding on the Company’s $300 million unsecured revolving credit facility.

Subsequent to quarter end, the Company announced the amendment and restatement of its unsecured revolving credit facility.  The transaction extends the maturity from March 2022 to October 2025 (with two, 6-month extension options, subject to certain conditions), reduces the interest rate by 20 to 50 basis points (depending on the Company’s consolidated total indebtedness to total asset value ratio) and amends certain covenant provisions to adhere to those generally applicable to investment grade rated REITs.

During the quarter ended September 30, 2021, the Company raised gross proceeds of $19.8 million through its at-the-market (“ATM”) equity program. Year-to-date through September 30, 2021, the Company has raised gross proceeds of $50.1 million through its ATM program.

Total cash and cash equivalents were $9.0 million as of September 30, 2021.

2021 Guidance

As a result of the Company’s year-to-date investment and capital markets activity, the Company is increasing its 2021 AFFO guidance to a range of $1.93 to $1.94 per diluted share from its prior range of $1.89 to $1.91 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not otherwise assume additional acquisition or capital markets activities for the remainder of 2021. The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Thursday, October 28, 2021 at 8:30 a.m. EDT. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Thursday, October 28, 2021 beginning at 11:30 a.m. EDT through 11:59 p.m. EST, Thursday, November 4, 2021. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13723627.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of September 30, 2021, the Company’s portfolio included 1,021 freestanding properties located in 36 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and the cumulative effect of accounting changes. The Company’s definition of AFFO is defined as FFO less (i) certain revenue recognition adjustments (defined below), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the Company’s core operating performance. Specifically, FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. However, GAAP net earnings and FFO typically include certain other items that the Company excludes from AFFO, including the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”) that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash and/or unusual items such as changes in environmental estimates, environmental accretion expense, non-cash allowance for credit losses on notes and mortgages receivable and direct finance leases, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, property acquisition costs expensed and loss on extinguishment of debt that do not impact the Company’s recurring cash flow and which are not indicative of the Company’s core operating performance.

The Company pays particular attention to AFFO which the Company believes provides a more accurate depiction of the Company’s core operating performance than either GAAP earnings or FFO. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS,” “OUTLOOK” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2021 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF THE COMPANY’S CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND ELSEWHERE IN THIS PRESS RELEASE, INCLUDING, WITHOUT LIMITATION, THOSE STATEMENTS IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2021	December 31, 2020
ASSETS
Real estate:
Land	$745,930	$707,613
Buildings and improvements	613,926	537,272
Construction in progress	671	734
	1,360,527	1,245,619
Less accumulated depreciation and amortization	(207,928)	(186,964)
Real estate held for use, net	1,152,599	1,058,655
Real estate held for sale, net	111	872
Real estate, net	1,152,710	1,059,527
Investment in direct financing leases, net	72,823	77,238
Notes and mortgages receivable	18,196	11,280
Cash and cash equivalents	7,280	55,075
Restricted cash	1,764	1,979
Deferred rent receivable	46,313	44,155
Accounts receivable	4,340	3,811
Right-of-use assets - operating	21,769	24,319
Right-of-use assets - finance	405	763
Prepaid expenses and other assets, net	76,607	71,365
Total assets	$1,402,207	$1,349,512
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement	$42,500	$25,000
Senior unsecured notes, net	523,946	523,828
Environmental remediation obligations	47,767	48,084
Dividends payable	18,043	17,332
Lease liability - operating	23,467	25,045
Lease liability - finance	2,143	3,541
Accounts payable and accrued liabilities	42,117	47,081
Total liabilities	699,983	689,911
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 45,339,223 and 43,605,759 shares issued and outstanding, respectively	453	436
Additional paid-in capital	773,904	722,608
Dividends paid in excess of earnings	(72,133)	(63,443)
Total stockholders’ equity	702,224	659,601
Total liabilities and stockholders’ equity	$1,402,207	$1,349,512

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Revenues from rental properties	$39,667	$37,194	$114,881	$108,180
Interest on notes and mortgages receivable	429	709	1,173	2,090
Total revenues	40,096	37,903	116,054	110,270
Operating expenses:
Property costs	6,540	6,640	17,376	17,966
Impairments	1,198	1,325	2,730	2,863
Environmental	757	18	1,347	1,069
General and administrative	4,741	4,154	15,305	12,767
Depreciation and amortization	8,895	7,635	25,980	22,057
Total operating expenses	22,131	19,772	62,738	56,722

Gain on dispositions of real estate	2,072	82	9,550	1,138

Operating income	20,037	18,213	62,866	54,686

Other income, net	154	376	426	932
Interest expense	(6,180)	(6,705)	(18,464)	(20,061)
Net earnings	$14,011	$11,884	$44,828	$35,557

Basic earnings per common share:
Net earnings	$0.30	$0.27	$0.98	$0.83

Diluted earnings per common share:
Net earnings	$0.30	$0.27	$0.98	$0.83

Weighted average common shares outstanding:
Basic	44,955	42,226	44,425	41,690
Diluted	45,025	42,254	44,445	41,708

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net earnings	$14,011	$11,884	$44,828	$35,557
Depreciation and amortization of real estate assets	8,895	7,635	25,980	22,057
Gain on dispositions of real estate	(2,072)	(82)	(9,550)	(1,138)
Impairments	1,198	1,325	2,730	2,863
Funds from operations	22,032	20,762	63,988	59,339
Revenue recognition adjustments	594	151	1,320	306
Changes in environmental estimates	(211)	(861)	(1,250)	(2,089)
Accretion expense	407	454	1,270	1,375
Environmental litigation accruals	59	85	59	85
Insurance reimbursements	—	—	(38)	(96)
Legal settlements and judgments	—	(376)	(57)	(800)
Retirement costs	—	—	662	—
Adjusted funds from operations	$22,881	$20,215	$65,954	$58,120
Basic per share amounts:
Earnings per share	$0.30	$0.27	$0.98	$0.83
Funds from operations per share (1)	0.48	0.48	1.41	1.39
Adjusted funds from operations per share (1)	$0.50	$0.47	$1.45	$1.37
Diluted per share amounts:
Earnings per share	$0.30	$0.27	$0.98	$0.83
Funds from operations per share (1)	0.48	0.48	1.41	1.39
Adjusted funds from operations per share (1)	$0.50	$0.47	$1.45	$1.37
Weighted average common shares outstanding:
Basic	44,955	42,226	44,425	41,690
Diluted	45,025	42,254	44,445	41,708

(1)

Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
FFO	$444	$414	$1,305	$1,197
AFFO	461	403	1,345	1,173

Contacts:	Brian Dickman
Chief Financial Officer
(646) 349-6000

Investor Relations
(516) 349-0598
ir@gettyrealty.com